Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-216476, 333-219088 and 333-221291 on Form S-3 and Registration Statement Nos. 033-62705, 333-02733, 333-09167, 333-18391, 333-25587, 333-49725, 333-78173, 333-85094, 333-87529, 333-95795, 333-110332, 333-124256, 333-124257, 333-130566, 333-130570, 333-143916, 333-149989, 333-149993, 333-156027, 333-163805, 333-189578, 333-189579, 333-189580, 333-189581, 333-195768, 333-202364, 333-202366, 333-203952, 333-226041, 333-226039, 333-223265 and 333-223264 on Form S-8 of our reports dated February 28, 2019, relating to the consolidated financial statements of Dominion Energy, Inc. and subsidiaries and the effectiveness of Dominion Energy, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dominion Energy, Inc. for the year ended December 31, 2018.

We consent to the incorporation by reference in Registration Statement No. 333-219085 on Form S-3 of our report dated February 28, 2019, relating to the consolidated financial statements of Virginia Electric and Power Company (a wholly-owned subsidiary of Dominion Energy, Inc.) and subsidiaries, appearing in this Annual Report on Form 10-K of Virginia Electric and Power Company for the year ended December 31, 2018.

We consent to the incorporation by reference in Registration Statement No. 333-219086 on Form S-3 of our report dated February 28, 2019, relating to the consolidated financial statements of Dominion Energy Gas Holdings, LLC (a wholly-owned subsidiary of Dominion Energy, Inc.) and subsidiaries, appearing in this Annual Report on Form 10-K of Dominion Energy Gas Holdings, LLC for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Richmond, Virginia

February 28, 2019